Investor Contact:	Press Contact:
Frank Gordon	Brian Beades
212.810.5858	212.810.5596

BlackRock Kelso Capital Corporation Declares Regular Second Quarter Dividend of $0.16 per Share,
Announces March 31, 2009 Quarterly Financial Results

New York, New York, May 7, 2009 - BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso Capital” or the “Company”) announced today that its Board of Directors has declared a second quarter dividend of $0.16 per share payable on July 3, 2009 to stockholders of record as of June 19, 2009.

BlackRock Kelso Capital also announced financial results for the quarter ended March 31, 2009.

HIGHLIGHTS:

Investment Portfolio:  $915 million
Net Assets:  $496 million
Net Indebtedness (borrowings less cash equivalents):  $420 million
Net Asset Value per share:  $9.04

Portfolio Activity for the Quarter Ended March 31, 2009:
Cost of investments during period:  $15.3 million
Sales, repayments and other exits during period:  $0.7 million
Number of portfolio companies at end of period:  63

Operating Results for the Quarter Ended March 31, 2009 (in thousands, except per share amounts):
Net investment income per share:  $0.43
Dividends declared per share:  $0.16
Net decrease in net assets from operations per share:  ($0.07)
Net investment income:  $23,751
Net realized and unrealized losses:  ($27,818)
Net decrease in net assets from operations:  ($4,067)

Portfolio and Investment Activity

During the three months ended March 31, 2009, we invested $15.3 million across two existing portfolio companies.  This compares to investing $94.6 million across four new and four existing portfolio companies for the three months ended March 31, 2008.  Sales and repayments of investment principal totaled $0.7 million during the three months ended March 31, 2009 versus $28.0 million during the three months ended March 31, 2008.

At March 31, 2009, our portfolio consisted of 63 portfolio companies and was invested 61% in senior secured loans, 30% in unsecured or subordinated debt securities, 6% in senior secured notes, 3% in equity investments and less than 1% in cash equivalents and foreign currency.  This compares to 63% in senior secured loans, 28% in unsecured or subordinated debt securities, 5% in senior secured notes, 4% in equity investments and less than 1% in cash equivalents and foreign currency at March 31, 2008.  Our average portfolio company investment at amortized cost was approximately $19.9 million at March 31, 2009, versus $19.7 million at March 31, 2008.  At March 31, 2009, 2.3% of our total debt investments at fair value (or 7.6% at amortized cost) were on non-accrual status.

The weighted average yields of the debt and income producing equity securities in our portfolio at their current cost basis were 10.4% at March 31, 2009 and 11.5% at March 31, 2008.  The weighted average yields on our senior secured loans and other debt securities at their current cost basis were 9.9% and 12.1%, respectively, at March 31, 2009, versus 10.6% and 13.2% at March 31, 2008.  Yields exclude common equity investments, preferred equity investments with no stated dividend rate, short-term investments, cash equivalents and foreign currency.

At March 31, 2009, we had $1.6 million in cash equivalents and $123.5 million available under our senior secured, multi-currency credit facility.

Results of Operations

Results comparisons are for the three months ended March 31, 2009 and 2008.

Investment Income

For the three months ended March 31, 2009 and 2008, investment income totaled $31.8 million and $35.7 million, respectively.  The decrease in investment income for the three months ended March 31, 2009 primarily reflects the impact of lower levels of the London Interbank Offered Rate, or LIBOR, on interest income from our floating rate debt investments, which generally bear interest based on LIBOR.  Three-month LIBOR averaged 1.24% during the three months ended March 31, 2009, compared to 3.29% during the three months ended March 31, 2008.

Expenses

Net expenses for the three months ended March 31, 2009 and 2008 were $8.1 million and $12.5 million, respectively.  Of these totals, $1.8 million and $5.2 million, respectively, were interest and other credit facility expenses.  There were no incentive fees for the three months ended March 31, 2009 and 2008 as the performance hurdle rate was not achieved due primarily to the increase in unrealized depreciation on investments.  Net expenses consist of base management fees, investment advisor expenses, professional fees, administrative services expenses, amortization of debt issuance costs, insurance expenses, director fees and miscellaneous other expenses.  The decrease in base management fees for the three months ended March 31, 2009 reflects a decline in the quarterly portfolio values on which the fees are paid (in arrears).  The decrease in interest expense and fees related to the credit facility in the 2009 period is a result of reduced borrowing costs from lower prevailing levels of LIBOR, partially offset by higher average borrowings outstanding.  The decrease in professional fees in the 2009 period is due to nonrecurring expenditures incurred in the 2008 period relating to potential capital raises.

Net Investment Income

Net investment income totaled $23.8 million and $23.2 million, or $0.43 per share and $0.44 per share, respectively, for the three months ended March 31, 2009 and 2008.

Net Realized Gains

Total net realized gains for the three months ended March 31, 2009 and 2008 were $2.1 million and $0.2 million, respectively.  The increase in net realized gains during the three months ended March 31, 2009 was primarily due to the appreciation of the U.S. dollar relative to the Euro and Canadian dollar, which resulted in gains on our foreign currency contracts used to hedge investments denominated in such currencies.

Net Unrealized Depreciation

For the three months ended March 31, 2009 and 2008, the net change in unrealized depreciation on the Company’s investments and foreign currency translation was ($29.9) million and ($62.9) million, respectively.  Net unrealized depreciation was ($339.2) million and ($120.5) million at March 31, 2009 and 2008, respectively.  The net change in unrealized depreciation was a result of a reduction in multiples used to estimate the fair value of our investments, the underperformance of some portfolio companies, and market-wide increases in interest yields.  Market-wide movements and trading multiples are not necessarily indicative of any fundamental change in the condition or prospects of our portfolio companies.

Net Decrease in Net Assets from Operations

For the three months ended March 31, 2009 and 2008, the net decrease in net assets from operations was ($4.1) million and ($39.5) million, or ($0.07) per share and ($0.75) per share, respectively.

Liquidity and Capital Resources

At March 31, 2009, we had $1.6 million in cash equivalents, $421.5 million in borrowings outstanding and, subject to leverage restrictions, $123.5 million available for use under our $545 million credit facility, which matures in December 2010.  At March 31, 2009, we were in compliance with regulatory coverage requirements with an asset coverage ratio of 217% and were in compliance with all financial covenants under our credit facility.  Since March 31, 2009, conditions in the public debt and equity markets have improved somewhat but continue to be volatile.  While these conditions persist, we expect to meet our liquidity needs through use of the remaining availability under our credit facility and continued cash flows from operations and investment sales.  The primary use of existing funds is currently expected to be investments in portfolio companies, cash distributions to our stockholders, repayment of indebtedness and other general corporate purposes.

In the future, we may raise additional equity or debt capital off our shelf registration or may securitize a portion of our investments, among other considerations.  However, we face and expect to continue to face liquidity constraints under current market conditions, and if such conditions worsen substantially, we may be unable to raise capital at all.

On October 23, 2008, our Form N-2 shelf registration statement was declared effective by the Securities and Exchange Commission (“SEC”), which permits us to offer, from time to time, up to $1 billion of our common stock, preferred stock, debt securities, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities and subscription rights.

Dividends

Dividends paid or payable to stockholders for the three months ended March 31, 2009 and 2008 totaled $8.8 million or $0.16 per share and $22.7 million or $0.43 per share, respectively.  Tax characteristics of all dividends will be reported to stockholders on Form 1099 after the end of the calendar year.

We have elected to be taxed as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code. To maintain our status as a RIC, we must distribute annually to our stockholders at least 90% of our investment company taxable income and at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax.  We have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements to maintain our qualification as a RIC.  We also intend to make distributions of net realized capital gains, if any, at least annually.  We may, at our discretion, carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. We will accrue excise tax on estimated excess taxable income as required.

With respect to the dividends paid to stockholders, income we receive from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income when received and accordingly, distributed to stockholders.  For the three months ended March 31, 2009 and 2008, these fees totaled zero and $0.8 million, respectively.

A new tax rule for 2009 permits publicly-traded RICs to distribute stock to satisfy their taxable income distribution requirements if stated conditions are met, including that at least 10% of the aggregate declared distribution be paid in cash and that stockholders be permitted to elect whether to receive cash or stock subject to the limit set by the RIC on the cash to be distributed in the aggregate to all stockholders.  Our Board of Directors has not yet made a determination whether to utilize the new rule.

Dividend Reinvestment and Amended and Restated Dividend Reinvestment Plan

We maintain an “opt out” dividend reinvestment plan for our common stockholders.  As a result, if we declare a dividend, stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends.  With respect to our April 3, 2009 and March 31, 2008 dividends, $4.0 million and $5.1 million, respectively, were reinvested pursuant to our dividend reinvestment plan.

Under the terms of our amended and restated dividend reinvestment plan adopted on March 4, 2009, dividends may be paid in newly issued or treasury shares of our common stock at a price equal to 95% of the market price on the dividend payment date.  This feature of the plan means that, under certain circumstances, we may issue shares of our common stock at a price below net asset value per share, which could cause our stockholders to experience dilution.  With respect to our April 3, 2009 and March 31, 2008 dividends, reinvestment at such prices resulted in dilution of our net asset value of approximately $0.08 and $0.01 per share, respectively.

Share Repurchase Plan

In August 2008, our Board of Directors approved a share repurchase plan under which we may repurchase up to 2.5% of our outstanding shares of common stock from time to time in open market or privately negotiated transactions.  During the three months ended March 31, 2009, we purchased a total of 501,364 shares of our common stock on the open market for $1.9 million, including brokerage commissions.  Since inception of the repurchase plan through March 31, 2009, we purchased 879,471 shares of our common stock on the open market for $5.1 million, including brokerage commissions.  We are currently holding the shares we repurchased in treasury.

On May 6, 2009, our Board of Directors approved an extension and increase to our existing share repurchase plan which authorizes us to repurchase up to an additional 2.5 percent of our outstanding shares of common stock from time to time in open market or privately negotiated transactions.  After giving effect to the Board’s action, the total number of additional shares authorized for repurchase is 1,794,971.  The repurchase plan does not obligate us to acquire any specific number of shares and may be discontinued at any time.  We intend to fund any repurchases with available cash.  The repurchase plan is expected to be in effect through the earlier of June 30, 2010 or until the approved number of shares has been repurchased.

Notice is hereby given in accordance with Section 23(c) of the Investment Company Act of 1940 that from time to time we may purchase shares of our common stock in the open market at prevailing market prices.

Conference Call

BlackRock Kelso Capital will host a webcast/teleconference call at 4:30 p.m. (Eastern Time) on Thursday, May 7, 2009 to discuss its first quarter 2009 financial results.  All interested parties are welcome to participate.  You can access the teleconference by dialing, from the United States, (800) 374-0176, or from outside the United States, (706) 679-3431, shortly before 4:30 p.m. and referencing the BlackRock Kelso Capital Corporation Conference Call (ID Number 94261769).  A live, listen-only webcast will also be available via the investor relations section of www.blackrockkelso.com.

Both the teleconference and webcast will be available for replay by 8:00 p.m. on Thursday, May 7, 2009 and ending at midnight on Thursday, May 14, 2009.  To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 94261769.  To access the webcast, please visit the investor relations section of www.blackrockkelso.com.

BlackRock Kelso Capital Corporation

 Statements of Assets and Liabilities

	March 31, 2009 (Unaudited)	December 31, 2008
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (amortized cost of $1,131,033,078 and $1,115,354,825)	$867,939,864	$875,633,291
Non-controlled, affiliated investments (amortized cost of $63,893,958 and $64,268,941)	35,355,432	40,015,080
Controlled investments (amortized cost of $56,259,953 and $56,207,945)	9,646,380	11,196,555
Total investments at fair value (amortized cost of $1,251,186,989 and $1,235,831,711)	912,941,676	926,844,926
Cash equivalents	1,630,118	15,024,972
Foreign currency at fair value (cost of $570 and $764,413)	588	761,299
Unrealized appreciation on forward foreign currency contracts	7,681	717,972
Interest receivable	13,994,472	16,300,537
Dividends receivable	4,809,463	4,161,246
Prepaid expenses and other assets	2,066,174	2,380,988
Total Assets	$935,450,172	$966,191,940

Liabilities:
Payable for investments purchased	$1,438,573	$1,005,101
Unrealized depreciation on forward foreign currency contracts	1,016,829	1,054,165
Credit facility payable	421,500,000	426,000,000
Interest payable on credit facility	443,762	835,491
Dividend distributions payable	8,831,305	19,463,166
Base management fees payable	4,748,218	5,725,029
Accrued administrative services	245,270	170,445
Other accrued expenses and payables	1,706,747	1,643,042
Total Liabilities	439,930,704	455,896,439

Net Assets:
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 55,670,594 issued and 54,791,123 and 55,292,487 outstanding	55,671	55,671
Paid-in capital in excess of par	818,627,916	818,627,914
Undistributed net investment income	18,775,093	3,855,016
Accumulated net realized gain	2,371,803	243,475
Net unrealized depreciation	(339,242,349)	(309,295,567)
Treasury stock at cost, 879,471 and 378,107 shares held	(5,068,666)	(3,191,008)
Total Net Assets	495,519,468	510,295,501
Total Liabilities and Net Assets	$935,450,172	$966,191,940
Net Asset Value Per Share	$9.04	$9.23

BlackRock Kelso Capital Corporation Statements of Operations (Unaudited)	Three months ended March 31, 2009	Three months ended March 31, 2008

Investment Income:
From non-controlled, non-affiliated investments:
Interest	$30,336,034	$33,088,207
Dividends	505,209	481,114
Other income	—	546
From non-controlled, affiliated investments:
Interest	481,385	1,200,564
Dividends	273,207	394,520
From controlled investments:
Interest	215,465	529,566
Total investment income	31,811,300	35,694,517

Expenses:
Base management fees	4,748,218	5,566,860
Interest and credit facility fees	1,836,389	5,214,057
Investment advisor expenses	346,794	274,898
Professional fees	232,050	598,330
Administrative services	229,108	293,435
Amortization of debt issuance costs	168,292	166,195
Insurance	129,361	137,583
Director fees	95,292	94,500
Other	274,414	134,652
Net expenses	8,059,918	12,480,510
Net Investment Income	23,751,382	23,214,007

Realized and Unrealized Gain (Loss):
Net realized gain (loss):
Non-controlled, non-affiliated investments	4,549	28,363
Non-controlled affiliated investments	12,240	—
Foreign currency	2,111,539	177,152
Net realized gain (loss)	2,128,328	205,515

Net change in unrealized appreciation or depreciation on
Non-controlled, non-affiliated investments	(23,371,679)	(49,922,548)
Non-controlled, affiliated investments	(4,284,665)	(6,736,115)
Controlled investments	(1,602,183)	(5,348,470)
Foreign currency translation	(688,253)	(885,903)
Net change in unrealized appreciation or depreciation	(29,946,780)	(62,893,036)
Net realized and unrealized gain (loss)	(27,818,452)	(62,687,521)
Net Decrease in Net Assets Resulting from Operations	$(4,067,070)	$(39,473,514)
Net Investment Income Per Share	$0.43	$0.44
Loss Per Share	$(0.07)	$(0.75)
Basic and Diluted Weighted-Average Shares Outstanding	55,242,972	52,830,053

About BlackRock Kelso Capital Corporation

BlackRock Kelso Capital Corporation is a business development company formed in early 2005 by its management team, BlackRock, Inc. and principals of Kelso & Company, to provide debt and equity capital to middle-market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments.  The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Kelso Capital's SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the ability of our portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (11) the ability of our investment advisor to attract and retain highly talented professionals; (12) fluctuations in foreign currency exchange rates; and (13) the impact of changes to tax legislation and, generally, our tax position.

BlackRock Kelso Capital’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC identifies additional factors that can affect forward-looking statements.

Available Information

BlackRock Kelso Capital’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.blackrockkelso.com.  The information contained on our website is not a part of this press release.

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